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                                                                  EXHIBIT 99(g)

                 GENERAL SUBSCRIPTION APPLICATION AND AGREEMENT

                         FIRST COMMERCIAL BANCORP, INC.
                           865 HOWE AVENUE, SUITE 310
                          SACRAMENTO, CALIFORNIA 95825
                                 (916) 641-3288


         SIR/MADAM:

         The undersigned, having read the Prospectus dated _______________, 1996 of First Commercial Bancorp, Inc. (the "Company"), hereby subscribe(s) for the number of shares (the "Shares") of Common Stock of the Company, par value $0.01 per share (the "Common Stock") set forth opposite their respective names at $0.10 per Share. This Subscription Agreement constitutes an offer by the subscriber(s) to purchase the number of Shares specified below which cannot be revoked prior to acceptance or rejection thereof by the Company.

         APPLICATIONS FOR SUBSCRIPTIONS OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE FIRST NATIONAL BANK OF BOSTON (THE "SUBSCRIPTION AGENT") WITH PAYMENT IN FULL BY 5:00 P.M., CALIFORNIA TIME ON _______________, 1996, UNLESS EXTENDED BY THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., CALIFORNIA TIME ON _______________, 1996 (IN EITHER CASE, THE "OFFERING EXPIRATION DATE"). THE COMPANY MAY TERMINATE THE OFFERING AT ANY TIME, AND ACCEPTED SUBSCRIPTIONS ARE SUBJECT TO CANCELLATION IN THE EVENT THAT THE COMPANY SHOULD ELECT TO CANCEL THE OFFERING IN ITS ENTIRETY.

         Enclosed with this Subscription Agreement is a check payable to "The First National Bank of Boston," as Subscription Agent, for the amount of this subscription for ______________ Shares at $0.10 per Share, in the total sum of $__________________, which amount when received may be held in an account which is not insured by the FDIC.

HOW SHARES ARE TO BE REGISTERED:

         Name and Address (Please Print)

         _____________________________________________
         _____________________________________________
         _____________________________________________
         _____________________________________________

(Circle One)
         Individual                 Individual Retirement Account
         Custodian                          Trustee
         Tenants in Common                  Joint Tenants
         Keogh Plan                         Other _________

         Subscription should be mailed or delivered to:

By Mail:                            The First National Bank of Boston
                                    Shareholder Services Division
                                    P.O. Box 1889
                                    Mail Stop 45-01-19
                                    Boston, Massachusetts  02105
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By Facsimile Transmission:          (617) 575-2232
                                    (617) 575-2233
                                    (for Eligible Institutions Only)
                                    Confirm by Telephone
                                    (617) 575-3120

By Hand:                            BancBoston Trust Company of New York
                                    55 Broadway, Third Floor
                                    New York, New York

By Wire Transfer:                   The First National Bank of Boston
                                    100 Federal Street
                                    Boston, Massachusetts  02105
                                    Attn: Paul Eori
                                    ABA# 011000390

By Overnight Courier:               The First National Bank of Boston
                                    Shareholder Services Division
                                    Mail Stop 45-01-19
                                    150 Royall Street
                                    Canton, Massachusetts  02021

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         IN WITNESS WHEREOF, I (we) have executed this Subscription Agreement, in triplicate, and return two (2) copies, along with the full subscription price for all of the Shares to be purchased. I (We) understand that all information submitted on this Subscription Agreement will be treated confidentially by the Company.

Date: _______________________, 1996       Date: _______________________, 1996

____________________________________      ____________________________________
Signature                                 Signature

____________________________________      ____________________________________
Name (Please print or type)               Name (Please print or type)

Business Address:                         Business Address:

____________________________________      ____________________________________
Street                                    Street

____________________________________      ____________________________________
City, State, and Zip                      City, State, and Zip

____________________________________      ____________________________________
Telephone                                 Telephone

Residence Address:                        Residence Address:

____________________________________      ____________________________________
Street                                    Street

____________________________________      ____________________________________
City, State, and Zip                      City, State, and Zip

____________________________________      ____________________________________
Telephone                                 Telephone

____________________________________      ____________________________________
Social Security Number/Taxpayer           Social Security Number/Taxpayer
Identification Number (if applicable)     Identification Number (if applicable)


                           ORIGINAL: RETURN TO COMPANY
                          DUPLICATE: RETURN TO COMPANY
                          TRIPLICATE: SUBSCRIBER'S COPY